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                                                                    EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




LanguageWare.net (Company) Ltd.
Colorado Springs, Colorado

We hereby consent to the incorporation by reference constituting a part of this Registration Statement on Form S-8 of our report dated March 14, 2000, (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), relating to the consolidated financial statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ BDO Shlomo Ziv & Co.

Tel Aviv, Israel
July 18, 2000